For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Third Quarter And Nine Month Results

New York, NY – November 14, 2005 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced results of operations for the three and nine months ended September 30, 2005.

 For three months ended September 30, 2005, Moscow CableCom’s revenues totaled $2,411,000, a 64.0% increase from revenues of $1,470,000 as was reported for the comparable period in 2004. This revenue growth reflects a 59.8% year-over-year increase, or $839,000, in subscription revenue for the Company’s cable-based Internet access and television services.  For the three months ended September 30, 2005, the Company incurred a net loss applicable to common shares of $3,687,000, or $0.42 per share basic and diluted, as compared to a net loss applicable to common shares of $1,388,000, or $0.16 per share basic and diluted, for the comparable three-month period in 2004.  The current quarter’s loss per share was based on 8,850,000 weighted average shares outstanding for the period, which does not include the 4,500,000 shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis. In the prior year’s second quarter, the loss per share was based on 8,595,000 weighted average shares outstanding.

For the nine months ended September 30, 2005, revenues totaled $7,043,000, a 65.6% increase from the nine-month period ended September 30, 2004 and reflects a $2,839,000, or 76.1%, year-over-year increase in monthly subscription revenue. The Company’s net loss for the nine months ended September 30, 2005 was $7,986,000. After deducting $169,000 of preferred dividends and $10,781,000 of non-cash charges relating to the beneficial conversion feature of the Series B Preferred Stock issued in January 2005, the loss was $18,936,000, or $2.14 per share, basic and diluted, based on 8,832,000 weighted average shares outstanding. This weighted average number of shares does not include the 4,250,000 weighted average shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis. The results compare to a net loss of $3,596,000, or $3,789,000, after preferred dividends for the nine months ended September 30, 2004. The prior year nine-month loss was $0.53 per share, basic and diluted, based on 7,091,000 weighted average shares outstanding. The non-cash beneficial conversion feature increased our current year-to-date net loss per share by $1.22.

These revenue increases were positively impacted by increases in the number of subscribers for Internet services through AKADO, the Company’s wholly owned subsidiary in Moscow, Russia. As of September 30, 2005, AKADO had 24,985 active subscribers for its Internet access services, a 51.2% increase, year-to-date, and a 96.4% increase from a year earlier. The number of active subscribers for AKADO’s cable television services increased to 9,466, a year-over-year change of 55.5%, and third quarter growth of 47.8%. This subscriber growth resulted from the resumption of the marketing of AKADO’s cable television services late in the second quarter. Further, the increases in subscribers spanned throughout AKADO’s growing hybrid-fiber coaxial network in Moscow; which has been expanded by 28.8% year-to-date to reach 255,622 homes and businesses.

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “Despite a seasonally slow start to the third quarter, we were able to generate operating momentum late in the quarter and into the fourth quarter. We are aggressively expanding our homes-passed network, which will help us sustain and improve our subscriber growth rates. We have recently connected our new digital platform, which enables us to deliver a broader range of higher-quality services to our growing customer base. We are confident that, through this operational progress, we will be able to demonstrate strong revenue growth in the fourth quarter and into 2006.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Transition Report on Form 10-K for the ten-month period ended December 31, 2004 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Condensed Balance Sheets
(In thousands, except per share data)

	September 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,667	$ 1,817
Marketable securities	4,601	-
Accounts and other receivables, less allowance for doubtful accounts of $107 and $90	264	192
Inventories	797	681
Taxes receivable	2,692	1,751
Prepaid expenses and other current assets	3,465	1,291

Total current assets	25,486	5,732
Property, plant and equipment, net	20,889	17,019
Construction in progress and advances	7,916	4,547
Prepaid pension expense	5,065	4,927
Intangible assets, net	5,002	5,456
Goodwill	5,115	5,115
Investment in Institute for Automated Systems	7,282	7,585
Other assets	1,978	1,383

Total assets	$78,733	$51,764
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 598	$ 4,598
Payable to related party	267	1,584
Accounts payable	2,193	1,884
Accrued interest payable	1,712	57
Accrued liabilities	2,833	2,609

Total current liabilities	7,603	10,732
Long-term debt, less current maturities	20,746	2,371
Other long-term liabilities	1,390	1,212
Deferred income taxes	4,220	4,353

Total liabilities	33,959	18,668
Commitments and contingencies
Stockholders’ equity:
Series A cumulative convertible preferred stock, no par value; authorized 800,000 shares; 150,144 shares issued and outstanding; liquidation preference $18.75 per share	2,792	2,792
Series B convertible preferred stock, $.01 par value; authorized 25,000,000 shares, issued and outstanding 4,500,000 shares	45	-
Common stock, $.01 par value; authorized 40,000,000 shares; issued and outstanding 8,860,746 and 8,799,541 shares, respectively	89	88
Treasury stock, at cost, 24,500 shares	(180)	(180)
Additional paid-in capital	65,814	35,246
Accumulated deficit	(23,786)	(4,850)

Total stockholders’ equity	44,774	33,096

Total liabilities and stockholders’ equity	$78,733	$51,764

MOSCOW CABLECOM CORP.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Sales and revenues
Subscription fees, connection fees and equipment sales	$2,367	$1,447	$6,905	$4,010
Other	44	23	138	242

Total revenue	2,411	1,470	7,043	4,252

Cost of sales
Services from related party	663	346	1,678	965
Salaries and benefits	377	465	950	818
Depreciation and amortization	431	400	1,273	1,049
Other	657	67	1,339	925

Total cost of sales	2,128	1,278	5,240	3,757

Gross margin	283	192	1,803	495

Operating expenses
Salaries and benefits	1,898	640	4,622	2,266
Depreciation	112	93	321	304
General and administrative	1,430	1,130	3,918	2,882

Total operating expenses	3,440	1,863	8,861	5,452

Loss from operations	(3,157)	(1,671)	(7,058)	(4,957)

Equity in losses of Institute for Automated Systems	(160)	(23)	(303)	(194)
Investment income and other income	282	231	873	859
Interest expense	(665)	(93)	(1,898)	(222)
Foreign currency translation (loss) gain	6	(17)	(69)	28

Loss before income taxes	(3,694)	(1,573)	(8,455)	(4,486)
Income tax benefit	63	242	469	365
Losses of subsidiaries prior to consolidation	-	-	-	525

Net loss	(3,631)	(1,331)	(7,986)	(3,596)
Preferred dividends	(56)	(57)	(169)	(193)
Beneficial conversion feature	-	-	(10,781)	-

Net loss applicable to common shares	$(3,687)	$(1,388)	$(18,936)	$(3,789)

Earnings per common share:
Basic and diluted (Note 5)	$(0.42)	$(0.16)	$(2.14)	$(0.53)